Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

                Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C § 1350, as adopted), Ajit S. Gill, Chief Executive Officer and President of Nektar Therapeutics (the “Company”), and Ajay Bansal, Vice President, Finance and Administration and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

                1.             The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

                2.             The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the year covered by the Annual Report.

Dated: March 28, 2003

/s/ Ajit S. Gill	/s/ Ajay Bansal
Ajit S. Gill	Ajay Bansal
Chief Executive Officer, President and Director	Vice President, Finance and Administration and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Nektar Therapeutics and will be retained by Nektar Therapeutics and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

* This certification accompanies the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.